Draft — Inbound Solicitation Script

Northern Institutional Funds

May 19, 2014

855-723-7814

Inbound Greeting:

“Thank you for calling the Broadridge Proxy Services Center for Northern Institutional Funds. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?”

“May I please have your full name and mailing address so that I can locate your account(s)?”

Voting:

“Your Fund’s Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendation of the Board?”

“Would you like to vote all of your accounts accordingly?”

“Thank you, I am recording your (for, against, abstain) vote for the proposals. For confirmation purposes, please state your full name.”

“To ensure we have the correct street address for the confirmation, please state your street address”

•	Client Responds with street address
•	If they continue with City, State, and Zip – no need to confirm
•	If they do not continue with City, State and Zip, ask:

“And according to our records, that street is in (read city, state, and Zip Code)?”

“Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll free number listed on the confirmation.”

“Mr./Ms. (Shareholder’s Last Name), your vote is important and your time is appreciated. Thank you and have a good (day, evening, night).”

If Unsure of voting or does not want to vote along with the recommendation of the Board:

“Would you like me to review the proposals with you?” (After review, ask them if they would like to vote now over the phone).

INBOUND — CLOSED RECORDING:

“Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours, which are Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Thank you.”

INBOUND — CALL IN QUEUE MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. If you would like to vote now and you have your proxy card, you can vote online at www.proxyvote.com using the control number listed on the card. Otherwise, please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls.”

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